CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed
Financial Information" and "Transfer and Dividend Disbursing Agent,
Custodian, Counsel and Independent Auditors" and to the use of our report dated November 3, 1997, which is incorporated by reference, in this Registration Statement (Form N-1A 33-30703) of General California Municipal Bond Fund, Inc.



                                               ERNST & YOUNG LLP


New York, New York
January 26, 1998